                                                                  Exhibit 10.18

                                WAIVER AGREEMENT

          This Waiver Agreement (this "Waiver") is entered into as of this 14th day of April, 1999, between DELPHI INFORMATION SYSTEMS, INC. ("Borrower") and COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Lender"), with respect to the following:

          A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated January 8, 1997, as amended (the "Loan Agreement"). Capitalized terms are used in this Waiver as defined in the Loan Agreement, unless otherwise defined herein.

          B. Borrower has requested that Lender waive Borrower's violation of certain covenants under the Loan Agreement. Lender is willing to waive such violations on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto agree as follows:

          1.   WAIVERS OF DEFAULTS.

          (a) Borrower acknowledges that for the period of December 31, 1998 to March 31, 1999, Borrower had accounts payable that were more than ninety (90) days past due in violation of Section 7(2) of the Schedule to the Loan Agreement. Borrower further acknowledges that the foregoing violation constitutes an Event of Default under the Loan Agreement. Lender hereby waives such Event of Default for the period through March 31, 1999.

          (b) Borrower acknowledges that an Event of Default has occurred under the Loan Agreement as a result of Borrower's failure to comply with Section 1(a) of the Schedule to the Loan Agreement, which provides in part: "Loans ("the Receivable Loans") [are] not to exceed the following amounts: ...(ii) from January 1, 1999 through March 31, 1999, two (2) times Monthly Collections." Lender hereby waives such Event of Default for the period through March 31, 1999.

          (c) Borrower acknowledges that as a result of the occurrence of the Event of Default described in paragraph (b) above, overadvances occurred on one or more occasions in January, 1999 in that the loans exceeded the Credit Limit in Section 1 of the Schedule to the Loan Agreement, thereby constituting additional Events of Default under the Loan Agreement. Lender hereby waives the Events of Default caused by such overadvances for the time periods in January.

          (d) Borrower acknowledges that for the period December 29, 1998 to January 12, 1999, Borrower failed to remit to Lender all proceeds arising out of the disposition of any Collateral in violation of Section 4.5 of the Loan Agreement. Borrower further acknowledges that such violation constitutes an Event of Default under the Loan Agreement. Lender hereby waives such Event of Default for the time period December 29, 1998 to January 12, 1999.

          (e) The foregoing waivers are on-time waivers only and shall apply only to the matters and time periods specifically set forth in this Paragraph 1. Without limiting the generality of the foregoing, these waivers shall not apply to any future failure by Borrower to comply any provision of the Loan Agreement at any time.

          (f) Lender reserves all of its rights and remedies with respect to all other obligations of Borrower under the Loan Agreement and all other Loan Documents.

          2. WAIVER FEE. In addition to all other fees and expenses, Borrower shall pay to Lender a fee of Fifteen Thousand Dollars ($15,000) in consideration of the waivers provided to Borrower herein, fully earned and payable on the date hereof.

          3. REAFFIRMATION. Except as provided herein, the Loan Agreement and each other Loan Document remains in full force and effect in accordance with its terms. If there is any conflict between the terms and provisions of this Waiver and the terms and provisions of the Loan Agreement or any other Loan Document, the terms and provisions of this Waiver shall govern.

          4. COUNTERPARTS. This Waiver may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          5. GOVERNING LAW. This Waiver shall be governed by and construed according to the laws of the State of California.

          6. ATTORNEYS' FEES. Borrower shall pay, on demand, all attorneys' fees and costs incurred in connection with the documentation and execution of this Waiver. If any legal action or proceeding shall be commenced at any time by any party to this Waiver in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver as of the date first above written.

                                   DELPHI INFORMATION SYSTEMS, INC.

                                   By: /s/ Edward J. O'Connell
                                      ------------------------------------------

                                   Title: SR VP FINANCE & CFO
                                         ---------------------------------------


                                   COAST BUSINESS CREDIT,
                                   a division of Southern Pacific Bank

                                   By: /s/ Karen Sperry
                                      ------------------------------------------

                                   Title: VP
                                         ---------------------------------------

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

          This Amendment to Loan and Security Agreement ("AMENDMENT") is entered into as of this 16th day of September, 1999, between Delphi Information Systems, Inc. ("BORROWER") and Coast Business Credit-Registered Trademark-, a division of Southern Pacific Bank ("COAST") in reference to that certain Loan and Security Agreement between Borrower and Coast dated January 8, 1997, as amended ("LOAN AGREEMENT"). All capitalized terms not defined herein shall have the meaning given in the Loan Agreement.

          The parties desire that the Loan Agreement be modified as follows:

          1. FORBEARANCE PERIOD. The current outstanding balance of the Borrower's Obligations under the Loan Agreement is approximately $9,000 along with all unpaid interest and fees. In order to accommodate Borrower, Coast and Borrower have mutually agreed that as of the Effective Date (defined below) and until Coast determines that Borrower's reporting mechanisms and reports generated thereby are satisfactory to Coast in its discretion, Coast shall, except as provided in the next sentence, cease making loans as otherwise set forth under the Loan Agreement. During this period (the "Forbearance Period"), the Borrower will pay to Coast minimum interest on the sum of $1,600,000 at the rate equal to the difference between the applicable rate set forth in the Loan Agreement for loans and the Prime Rate minus three points. Once Coast in its discretion has determined that the Forbearance Period should be terminated, Coast's loans will be made under the terms of the Loan Agreement as they existed prior to this Amendment.

          2. TERMINATION OF THE FORBEARANCE PERIOD. Before Coast can determine whether the Forbearance Period should be terminated, Borrower shall have submitted new reports in form and substance acceptable to Coast and Coast shall have performed the necessary audits to confirm the accuracy of such reports.

          3. COLLECTIONS. During the Forbearance Period, Borrower will not be required to remit to Coast any proceeds of Borrower's Receivables or other collections and Borrower may use such monies in the ordinary course of its business.

          4. MORATORIUM ON REPORTING AND AUDITS. Except as noted above, during the Forbearance Period, (a) Borrower will not be required to comply with the reporting requirements under the Loan Agreement except that Borrower shall continue to provide Coast with quarterly 10Q's as required by the Loan Agreement, and (b) Coast will not require that any audits be performed.

          5. MINIMUM INTEREST. Coast hereby waives the minimum monthly interest requirement under the Loan Agreement for the time period beginning July 1, 1999 through and including the Effective Date of this Amendment. The foregoing waiver is a one-time waiver only and not a continuing waiver, and shall apply only to the matters and time periods specifically set forth in this Waiver. Without limited the generality of the foregoing, this waiver shall not apply to any future failure by Borrower to comply with the terms of the Loan Agreement referenced above or any other term therein.

          6. LOCKBOX. Borrower agrees that once the Forbearance Period has ended, all proceeds of Collateral shall be deposited by Borrower into a lockbox account, pursuant to a lockbox agreement in such form as Coast may specify.

          7. MAXIMUM DOLLAR AMOUNT. Borrower agrees that the existing Maximum Dollar Amount shall remain at $4,000,000.

          8. CONDITIONS TO EFFECTIVENESS. The "Effective Date" of this Amendment is the date upon which each of the following shall have occurred:

               a. This Amendment shall have been duly executed and delivered by each party hereto.

               b.   Borrower shall repay the Obligations in full.

               c. Coast shall have received such other documents, instruments, approvals and opinions as Coast may reasonably request.

          9. REAFFIRMATION. Except as amended by terms herein, the Loan Agreement remains in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern.

          10. COUNTERPARTS. This Amendment may be executed in one or more counterparts.

          11. GOVERNING LAW. This Amendment shall be governed by the laws of the State of California.

          12. ATTORNEYS' FEES. If any action or proceeding shall be commenced at any time by any party to this Amendment to enforce, interpret or otherwise concerning the terms herein, the prevailing party in such action shall be entitled to reimbursement of its costs and reasonable attorneys' fees. EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN CONNECTION WITH ANY ACTION DESCRIBED IN THE PRECEDING SENTENCE. In addition to all other fees and charges, Borrower shall reimburse Coast, upon demand, for all attorneys' fees and costs incurred in connection with the negotiation, documentation and closing of this Amendment.

"Coast"                                 "Borrower"

COAST BUSINESS CREDIT,                  DELPHI INFORMATION SYSTEMS, INC.
A DIVISION OF SOUTHERN PACIFIC
BANK

By: /s/ Karen Sperry                    By: /s/ J. Baum
   --------------------------------        --------------------------------

Its: VP                                 Its: CFO
    -------------------------------         -------------------------------


                                       2